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                                                                       EXHIBIT 5


                          LOOPER, REED, MARK & McGRAW
                                  Incorporated
                                    Attorneys
                       1300 Post Oak Boulevard, Suite 2000
Norman T. Reynolds              Houston, Texas 77056             Other Offices:
713-986-7180                       713-986-7000                  Dallas, Texas
nreynolds@lrmm.com             Fax 713-986-7100                  Austin, Texas

                                 April ___, 1999


Mr. William S. Daugherty
Daugherty Resources, Inc.
120 Prosperous Place, Suite 201
Lexington, Kentucky 40509

         Re:      Form S-4 Registration Statement

Gentlemen:

         We have acted as counsel for Daugherty Resources, Inc. (the "Company") in connection with the registration by the Company of ___ shares of its common stock, without par value per share (the "Securities"), as contemplated by the Company's Registration Statement on Form S-4 filed on the date hereof with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended.

         In connection therewith, we have examined, among other things, the Memorandum and Articles of Association, as amended, of the Company, the corporate proceedings of the Company with respect to the issuance and registration of the Securities, the Registration Statement, certificates of public officials, statutes and other instruments and documents, as a basis for the opinions expressed herein.

         Based upon and subject to the foregoing, and upon such other matters as we have determined to be relevant, we are of the opinion that:

         1. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the Province of British Columbia.

         2. All of the Securities, upon issuance and delivery thereof, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.

                                                  Very truly yours,

                                                  LOOPER, REED, MARK & McGRAW